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                                                                  EXHIBIT 99.1

                [MILLENNIUM PHARMACEUTICALS, INC. LETTERHEAD]


FOR RELEASE JANUARY 20, 1997 4:30 PM EST
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CONTACT: BEVERLY HOLLEY                                ALAN CRANE
         Director of Investor and Public Relations     VP Business Development
         Millennium Pharmaceuticals, Inc.              ChemGenics Pharmaceuticals Inc.
         (617) 679-7480                                (617) 374-9090

         NOONAN/RUSSO COMMUNICATIONS                   FEINSTEIN PARTNERS
         Anthony J. Russo, Ph.D. ext. 202              Robert Gottlieb
         (212) 696-4455                                (617) 577-8110
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                    MILLENNIUM PHARMACEUTICALS AND CHEMGENICS
                         PHARMACEUTICALS AGREE TO MERGE
  -ChemGenics' Technology Platforms Enhance and Forward Integrate Millennium's
                          Drug Discovery Capabilities--

CAMBRIDGE, MA-JANUARY 20, 1997-Millennium Pharmaceuticals, Inc. (Nasdaq: MLNM) and ChemGenics Pharmaceuticals Inc. today jointly announced that they have signed a definitive merger agreement whereby Millennium will acquire privately-held ChemGenics Pharmaceuticals. Both companies view this merger as an important step in realizing their joint vision of becoming a world leader in drug discovery, employing an integrated high-throughout drug discovery platform from gene identification to drug lead.

In addition to a broad technology base in drug discovery, the merged companies will have seven strategic alliances with five pharmaceutical partners, and a pipeline of targets and drug leads in a wide range of major disease areas.

Under the terms of the merger agreement, which is expected to close in February 1997, shareholders of ChemGenics will receive approximately 4.8 million unregistered shares of Millennium common stock in exchange for all of ChemGenics outstanding stock. In addition, PerSeptive Biosystems, a principal ChemGenics shareholder, will receive $4.0 million in settlement of a promissory note and purchase of warrants. ChemGenics shareholders have agreed to a lock-up arrangement with regard to the Millennium shares to be received in the merger, which expires in installments through September 30, 1997. Registration of the shares is expected to occur in June.

"There is remarkable synergy between our companies," said Mark Levin, Chief Executive Officer of Millennium. "The merged company will have an integrated drug discovery platform that spans gene discovery to drug lead compounds. Our merged technologies and respective pipelines create a wealth of new business opportunities that encompass genes, targets, leads and technology." He noted, "The merger is the first of several steps designed to build value in areas where Millennium has retained rights, including small

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MILLENNIUM AND CHEMGENICS AGREE TO MERGE

molecule drugs, biologics and predictive medicine. Specifically, over the last several years Millennium has retained significant rights to small molecule targets across all disease areas, and this will allow us to begin screening our own targets with our own libraries this year," he added.

Mr. Levin continued, "Barry Berkowitz and Bill Timberlake have built a premier, experienced scientific and drug discovery team at ChemGenics and we expect them and other members of the team to play important roles at Millennium."

"The merger of these two companies will allow us to accelerate the drug discovery process across an enormous range of therapeutic areas," commented Barry Berkowitz, Ph.D., President and Chief Executive Officer of ChemGenics. "Combining our technologies and people with Millennium's outstanding organization will position us to be world leaders in drug discovery genomics with strong proprietary assets and an outstanding set of pharmaceutical alliances," he said. "Through these strategic alliances, Millennium will have over $300 million in committed funding, and a total of over $400 million in funding, including payments for the achievement of milestones."

The key synergies expected to be generated by the merger include:

DRUG LEAD DISCOVERY. ChemGenics brings to Millennium state-of-the-art, high throughout screening capabilities that will allow Millennium to integrate forward toward the development of small molecule drug leads in all of the areas where the company has retained rights. In collaboration with its pharmaceutical partners, ChemGenics has validated its screening technology in combinatorial, synthetic chemical and natural products libraries.

PROPRIETARY DRUG SOURCE. ChemGenics has a proprietary natural products drug source and access to compound libraries through corporate alliances. These complement the combinatorial and pharmaceutical compound libraries that Millennium has accessed through its collaborations with Eli Lilly and Wyeth-Ayerst. The natural products drug source is based primarily on a large (over 50,000), diverse collection of fungi, historically one of the most productive sources of new therapeutic compounds. ChemGenics has developed biocombinatorial methods involving genetic engineering to enhance chemical diversity.

BROADENED STRATEGIC ALLIANCES AND PIPELINE. The merger broadens the scope of Millennium's therapeutic research to include anti-infectives. ChemGenics has a major strategic alliance with Pfizer in the area of human antifungal drugs and in December 1996 entered into a major collaboration with Wyeth-Ayerst in the area of antibacterial drugs.

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MILLENNIUM AND CHEMGENICS AGREE TO MERGE

The two-year old Pfizer collaboration has resulted in the discovery both of novel antifungal targets and early lead compounds. ChemGenics also has drug discovery programs in peptic ulcer disease (H. pylori) and in areas that are complementary to Millennium's established efforts, including cancer, inflammation and immunoregulation.

GENE AND DRUG TARGET DISCOVERY. ChemGenics adds to Millennium microbial genetics technologies that have application in gene and target discovery across all disease states. Along with Millennium's expertise in human and mouse genetics, the microbial gene technologies will significantly enhance Millennium's ability to identify genes, elucidate valuable drug targets and configure drug screening assays. ChemGenics' scientists and advisors include worldwide leaders in microbial molecular biology and genetics, including scientific advisory board members, Gerald R. Fink, Ph.D., Director of the Whitehead Institute for Biomedical Research, and Richard Losick, Ph.D., Chairman, Department of Molecular and Cellular Biology at Harvard; and William Timberlake, Ph.D., ChemGenics' Executive Vice President for Research.

DRUG DISCOVERY TECHNOLOGY RELATIONSHIPS. Millennium's vision of integrated, high throughout drug discovery (gene to lead compound) incorporates a wide range of new technologies to increase the capacity and quality and reduce important bottlenecks in the process. ChemGenics has an agreement with PerSeptive Biosystems through which it acquired assets and technology, including royalty free licenses to all present and future PerSeptive technology for application in drug discovery. PerSeptive is a leading developer and supplier of technology, advanced workstations, chemistry and other tools for the biotechnology industry. Millennium plans to incorporate these and future technologies through relationships with others.

Millennium employs large-scale genetics, genomics, and bioinformatics in an integrated, broad-based drug discovery program applicable to all major human diseases. Independently and in strategic alliances with leading pharmaceutical companies, the Company has focused its research efforts on identifying and elucidating the function of genes responsible for diseases that affect millions of individuals and are underserved by current therapeutic alternatives. These diseases include obesity, type II diabetes, atherosclerosis, asthma, cancer and diseases of the central nervous system. Millennium's principal objective is to use its drug discovery platform to enable and accelerate the discovery and development of new, proprietary therapeutic and diagnostic products capable of addressing these diseases at their root causes, rather than simply identifying and treating their symptoms. Headquartered in Cambridge, Massachusetts, Millennium currently employs over 275 people. Subsequent to the merger, the combined company will employ over 345 people.

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This press release contains forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those indicated in such forward looking statements include: difficulties that may be encountered in integrating the businesses, technologies and personnel of Millennium and ChemGenics following the merger; uncertainties relating to the gene identification, drug discovery and clinical development processes; changes in relationships with strategic partners and uncertainties relating to the performance by strategic partners of critical activities under the collaborative agreements with Millennium and ChemGenics; uncertainties related to governmental regulation; and other risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission.

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